UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 2, 2008

Huntsman Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-32427	42-1648585
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

500 Huntsman Way
Salt Lake City, Utah		84108
(Address of principal executive offices)		(Zip Code)

(801) 584-5700

Registrant’s telephone number, including area code:

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On July 2, 2008, Hexion Specialty Chemicals, Inc. (“Hexion”) sent a letter (the “Hexion Request”) to Huntsman Corporation (the “Company”) requesting the Company’s consent to Hexion engaging one or more third-party financial institutions in connection with Hexion’s purported efforts to seek alternative financing pursuant to the Agreement and Plan of Merger, dated July 12, 2007, by and among the Hexion, Nimbus Merger Sub Inc. and the Company (the “Merger Agreement”) and to provide such institutions with certain confidential information.

On July 3, 2008, the Company responded to the Hexion Request (the “Huntsman Response”).

Copies of the Hexion Request and the Huntsman Response are attached hereto as Exhibits 99.1and 99.2, respectively, and are incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Number	Description of Exhibits

99.1	Letter from Hexion Specialty Chemicals, Inc. to Huntsman Corporation, dated July 2, 2008.

99.2	Letter from Huntsman Corporation to Hexion Specialty Chemicals, Inc., dated July 3, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUNTSMAN CORPORATION

/s/ John R. Heskett
JOHN R. HESKETT
Vice President, Corporate Development and Investor Relations

Dated:  July 3, 2008

EXHIBIT INDEX

Number	Description of Exhibits

99.1	Letter from Hexion Specialty Chemicals, Inc. to Huntsman Corporation, dated July 2, 2008.

99.2	Letter from Huntsman Corporation to Hexion Specialty Chemicals, Inc., dated July 3, 2008.